Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:
Timothy A. Bonang, Vice President, Investor Relations, or
Kimberly Brown, Director, Investor Relations
(617) 796-8237
www.snhreit.com

Senior Housing Properties Trust Announces 2013 Fourth Quarter and Year End Results

Newton, MA (February 26, 2014):  Senior Housing Properties Trust (NYSE: SNH) today announced its financial results for the quarter and year ended December 31, 2013.

Results for the quarter ended December 31, 2013:

Normalized funds from operations, or Normalized FFO, for the quarter ended December 31, 2013 were $80.5 million, or $0.43 per share. This compares to Normalized FFO for the quarter ended December 31, 2012 of $75.5 million, or $0.43 per share.

Net income was $72.2 million, or $0.38 per share, for the quarter ended December 31, 2013, compared to net income of $44.6 million, or $0.25 per share, for the quarter ended December 31, 2012.  During the three months ended December 31, 2013 SNH recognized: a gain on sale of properties of $36.3 million, or $0.19 per share, related to the sale of two rehabilitation hospitals previously classified as held for sale; and impairment of assets charges of $12.0 million, or $0.06 per share, to reduce the carrying value of four senior living communities and two properties (two buildings) leased to medical providers, medical related businesses, clinics and biotech laboratory tenants, or MOBs, included in discontinued operations to their aggregate estimated net sale price. Net income for the three months ended December 31, 2012 includes a gain on lease terminations of approximately $479,000, or less than $0.01 per share, related to SNH’s agreement with Sunrise Senior Living, Inc., or Sunrise, to terminate leases for 10 senior living communities SNH previously leased to Sunrise.

The weighted average number of common shares outstanding totaled 188.2 million and 176.6 million for the quarters ended December 31, 2013 and 2012, respectively.

A reconciliation of net income determined according to U.S. generally accepted accounting principles, or GAAP, to funds from operations, or FFO, and Normalized FFO for the quarters ended December 31, 2013 and 2012 appears later in this press release.

Results for the year ended December 31, 2013:

Normalized FFO for the year ended December 31, 2013 were $317.4 million, or $1.69 per share. This compares to Normalized FFO for the year ended December 31, 2012 of $295.9 million, or $1.75 per share.

Net income was $151.2 million, or $0.81 per share, for the year ended December 31, 2013, compared to net income of $135.9 million, or $0.80 per share, for the year ended December 31, 2012.  During the year ended December 31, 2013 SNH recognized: a loss on early extinguishment of debt of $797,000, or less than $0.01 per share, related to the amendment of its revolving credit facility and the prepayment of mortgages encumbering five properties; a gain on sale of properties of $37.4 million, or $0.20 per share, related to the sale of two rehabilitation hospitals and one senior living community previously classified as held for sale; and impairment of assets charges of $45.6 million, or $0.24 per share, to reduce the carrying value of four senior living communities, one MOB included in continuing operations and four MOBs (seven buildings) included in discontinued operations to their estimated net sale price.  Net income for the year ended December 31, 2012 includes: an impairment of asset charge of $3.1 million, or $0.02 per share, to reduce the carrying value of one MOB included in continuing operations to its estimated net sale price; a loss on early extinguishment of debt of $6.3 million, or $0.04 per share, related to the prepayment of a portion of the outstanding principal balance of SNH’s Federal National Mortgage Association secured term loan; a gain on lease terminations of approximately $375,000, or less than $0.01 per share, related to SNH’s agreement with Sunrise to terminate leases for 10 senior living communities SNH previously leased to Sunrise; and a loss on sale of properties of approximately $101,000, or less than $0.01 per share, related to the sale of one property in 2012.

The weighted average number of common shares outstanding totaled 187.3 million and 169.2 million for the years ended December 31, 2013 and 2012, respectively.

A reconciliation of net income determined according to GAAP to FFO and Normalized FFO for the years ended December 31, 2013 and 2012 appears later in this press release.

Recent Investment and Sales Activities:

Since October 1, 2013, SNH has acquired seven properties in five transactions for a combined purchase price of $56.4 million, excluding closing costs:

•                  In October 2013, SNH acquired two senior living communities with 153 private pay assisted living units located in Canton and Ellijay, GA for a total of approximately $19.1 million. These communities are operated in SNH’s taxable REIT subsidiary, or TRS, structure and managed by Five Star Quality Care, Inc., or Five Star, under a long term management agreement;

•                  Also in October 2013, SNH acquired a senior living community with 60 private pay assisted living units located in Jefferson City, TN for approximately $9.9 million. This community is operated in SNH’s TRS structure and managed by Five Star under a long term management agreement;

•                  In November 2013, SNH acquired a senior living community with 68 private pay assisted living units located in Verona, WI for approximately $12.0 million. This community is operated in SNH’s TRS structure and managed by Five Star under a long term management agreement; and

•                  In December 2013, SNH acquired a portfolio of three MOBs (three buildings) with 62,826 square feet located in Orlando, FL for approximately $15.4 million.

SNH also currently has one property under agreement to be acquired for a purchase price of approximately $1.125 billion, excluding closing costs:

•                  In February 2014, SNH entered into an agreement to acquire one MOB (two buildings) with 1,651,037 gross building square feet located in Boston, MA for approximately $1.125 billion. This MOB is certified by the U.S. Green Building Council as two class A, leadership in energy and environmental design, or LEED®, gold, newly-built biotech buildings located on the waterfront in the Seaport District, Boston’s fastest growing submarket.

In December 2013, SNH sold two rehabilitation hospitals with 364 licensed beds located in Braintree and Woburn, MA for $90.0 million, excluding closing costs. The majority of the revenues at these hospitals come from Medicare.  SNH recorded a gain of $36.3 million from this sale.

In January 2014, SNH sold one assisted living facility with 36 units located in Kerrville, TX for $2.4 million, excluding closing costs.

SNH is also currently marketing for sale nine senior living communities with 708 living units and four MOBs (seven buildings) with 831,499 square feet. The majority of the combined revenues generated from the nine senior living communities listed for sale come from government funded programs, such as Medicare and Medicaid. The results of operations from the four MOBs (seven buildings) listed for sale are included in discontinued operations in SNH’s financial statements.

Recent Financing Activities:

Simultaneous with entering the agreement to acquire the one MOB (two buildings) in Boston, MA noted above, SNH received a term loan commitment for $800 million from Jefferies Finance, LLC and Wells Fargo Bank, N.A.  The term loan will have an interest rate of LIBOR plus 140 basis points, can be repaid in part or whole at any time without penalty and will mature five years from closing.  Prior to closing the acquisition of these buildings, the term loan is expected to be syndicated to a group of lenders, and the term loan is expected to close simultaneous with the closing of this acquisition.

Conference Call:

On Wednesday, February 26, 2014, at 1:00 p.m. Eastern Time, David J. Hegarty, President and Chief Operating Officer, and Richard A. Doyle, Chief Financial Officer, will host a conference call to discuss the financial results for the quarter and year ended December 31, 2013.  The conference call telephone number is (877) 531-2986.  Participants calling from outside the United States and Canada should dial (651) 224-7472.  No pass code is necessary to access the call from either number.  Participants should dial in about 15 minutes prior to the scheduled start of the call. A replay of the conference call will be available through 11:59 p.m. Eastern Time, Wednesday, March 5, 2014. To hear the replay, dial (320) 365-3844. The replay pass code is: 318032.

A live audio web cast of the conference call will also be available in listen only mode on the SNH website at www.snhreit.com. Participants wanting to access the webcast should visit the website about five minutes before the call. The archived webcast will be available for replay on the SNH website for about one week after the call.  The transcription, recording and retransmission in any way of SNH’s fourth quarter conference call are strictly prohibited without the prior written consent of SNH.

Supplemental Data:

A copy of SNH’s Fourth Quarter 2013 Supplemental Operating and Financial Data is available for download from the SNH website, www.snhreit.com.  SNH’s website is not incorporated as part of this press release.

SNH is a real estate investment trust, or REIT, that owned 375 properties (401 buildings) located in 40 states and Washington, D.C. as of December 31, 2013. SNH is headquartered in Newton, MA.

Please see the pages attached hereto for a more detailed statement of SNH’s operating results and financial condition.

WARNING CONCERNING FORWARD LOOKING STATEMENTS

THIS PRESS RELEASE CONTAINS STATEMENTS THAT CONSTITUTE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER SECURITIES LAWS.  ALSO, WHENEVER SNH USES WORDS SUCH AS “BELIEVE”, “EXPECT”, “ANTICIPATE”, “INTEND”, “PLAN”, “ESTIMATE” OR SIMILAR EXPRESSIONS, SNH IS MAKING FORWARD LOOKING STATEMENTS.  THESE FORWARD LOOKING STATEMENTS ARE BASED UPON SNH’S PRESENT INTENT, BELIEFS OR EXPECTATIONS, BUT FORWARD LOOKING STATEMENTS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR. ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN OR IMPLIED BY THESE FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS.  FOR EXAMPLE:

•                  THIS PRESS RELEASE STATES THAT SNH HAS ENTERED INTO AN AGREEMENT TO ACQUIRE ONE PROPERTY.  THIS TRANSACTION IS SUBJECT TO VARIOUS TERMS AND CONDITIONS TYPICAL OF COMMERCIAL REAL ESTATE TRANSACTIONS FOR A PROPERTY OF THIS TYPE.  SUCH TERMS AND CONDITIONS MAY NOT BE MET.  AS A RESULT, THIS TRANSACTION MAY NOT OCCUR OR MAY BE DELAYED OR ITS TERMS MAY CHANGE;

•                  THIS PRESS RELEASE DESCRIBES CERTAIN EXPECTED TERMS OF AN $800 MILLION TERM LOAN WHICH SNH MAY INCUR IN CONNECTION WITH THE ACQUISITION OF TWO BIOTECH MEDICAL OFFICE BUILDINGS. THE COMMITMENTS WHICH WE RECEIVED FOR THE TERM LOAN ARE SUBJECT TO VARIOUS CONDITIONS, INCLUDING MUTUALLY SATISFACTORY DOCUMENTATION. THERE CAN BE NO ASSURANCE THAT ALL THE CONDITIONS WILL BE SATISFIED, THAT THE TERMS OF THE TERM LOAN WILL NOT CHANGE, OR THAT THE TERM LOAN WILL BE AVAILABLE TO US TIMELY OR AT ALL. WE ARE NOT COMMITTED TO INCUR THE ENTIRE TERM LOAN OR ANY PORTION THEREOF, AND MAY UTILIZE OTHER DEBT OR EQUITY FINANCING FOR ALL OR A PORTION OF THE ACQUISITION;

•                  THIS PRESS RELEASE STATES THAT THE INTEREST RATE UNDER THE TERM LOAN WILL BE LIBOR PLUS 140 BASIS POINTS. THIS INTEREST RATE IS BASED ON OUR CURRENT DEBT RATINGS AND THE INTEREST RATE MAY BE HIGHER OR LOWER THAN LIBOR PLUS 140 BASIS POINTS IN THE FUTURE DEPENDING ON OUR FUTURE DEBT RATINGS. THIS INTEREST RATE IS ALSO SUBJECT TO CONTRACTUAL PROVISIONS THAT WOULD ADJUST THE LENDERS’ YIELD TO MARKET CONDITIONS AT THE TIME OF SYNDICATION; AND

•                  THIS PRESS RELEASE STATES THAT SNH HAS NINE SENIOR LIVING COMMUNITIES AND FOUR MOBS CURRENTLY LISTED FOR SALE.  SNH MAY NOT BE ABLE TO SELL THESE PROPERTIES ON ACCEPTABLE TERMS, AND THE SALES OF ANY OR ALL OF THESE PROPERTIES MAY NOT OCCUR.

THE INFORMATION CONTAINED IN SNH’S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, OR SEC, INCLUDING UNDER THE CAPTION “RISK FACTORS” IN ITS PERIODIC REPORTS, OR INCORPORATED THEREIN, IDENTIFIES OTHER IMPORTANT FACTORS THAT COULD CAUSE DIFFERENCES FROM SNH’S FORWARD LOOKING STATEMENTS. SNH’S FILINGS WITH THE SEC ARE AVAILABLE ON THE SEC’S WEBSITE AT WWW.SEC.GOV.

YOU SHOULD NOT PLACE UNDUE RELIANCE UPON SNH’S FORWARD LOOKING STATEMENTS.

EXCEPT AS REQUIRED BY LAW, SNH DOES NOT INTEND TO UPDATE OR CHANGE ANY FORWARD LOOKING STATEMENTS AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

SENIOR HOUSING PROPERTIES TRUST

CONSOLIDATED STATEMENTS OF INCOME

(amounts in thousands, except per share data)

(unaudited)

Income Statement:

	Quarter Ended December 31,		Year Ended December 31,
	2013	2012	2013	2012
Revenues:
Rental income	$122,912	$121,578	$459,380	$450,769
Residents fees and services	77,424	70,125	302,058	184,031
Total revenues	200,336	191,703	761,438	634,800

Expenses:
Property operating expenses	76,985	72,584	299,878	197,696
Depreciation	38,554	36,369	153,026	139,042
General and administrative	8,042	7,411	32,657	31,517
Acquisition related costs	788	2,580	3,378	9,394
Impairment of assets	2,314	—	7,989	3,071
Total expenses	126,683	118,944	496,928	380,720

Operating income	73,653	72,759	264,510	254,080

Interest and other income	99	160	711	1,117

Interest expense	(29,284)	(29,814)	(117,819)	(117,240)

Loss on early extinguishment of debt	—	—	(797)	(6,349)
Gain on lease terminations	—	479	—	375
Gain (loss) on sale of properties	36,251	—	37,392	(101)
Income from continuing operations before income tax expense and equity in earnings of an investee	80,719	43,584	183,997	131,882
Income tax expense	(195)	(85)	(600)	(375)
Equity in earnings of an investee	115	80	334	316
Income from continuing operations	80,639	43,579	183,731	131,823
Discontinued operations:
Income from discontinued operations	1,281	1,057	5,043	4,061
Loss on asset impairment from discontinued operations	(9,714)	—	(37,610)	—
Net income	$72,206	$44,636	$151,164	$135,884

Weighted average shares outstanding	188,168	176,554	187,251	169,176

Income from continuing operations per share	$0.43	$0.25	$0.98	$0.78
(Loss) income from discontinued operations per share	(0.05)	0.00	(0.17)	0.02
Net income per share	$0.38	$0.25	$0.81	$0.80

SENIOR HOUSING PROPERTIES TRUST

CONSOLIDATED STATEMENTS OF FUNDS FROM OPERATIONS AND NORMALIZED FUNDS FROM OPERATIONS

(amounts in thousands, except per share data)

(unaudited)

Calculation of Funds from Operations (FFO) and Normalized FFO (1):

	Quarter Ended December 31,		Year Ended December 31,
	2013	2012	2013	2012

Net income	$72,206	$44,636	$151,164	$135,884
Depreciation expense from continuing operations	38,554	36,369	153,026	139,042
Depreciation expense from discontinued operations	—	600	799	2,414
(Gain) loss on sale of properties	(36,251)	—	(37,392)	101
Impairment of assets from continuing operations	2,314	—	7,989	3,071
Impairment of assets from discontinued operations	9,714	—	37,610	—
FFO	86,537	81,605	313,196	280,512
Acquisition related costs	788	2,580	3,378	9,394
Loss on early extinguishment of debt	—	—	797	6,349
Gain on lease terminations	—	(479)	—	(375)
Percentage rent adjustment (2)	(6,800)	(8,200)	—	—
Normalized FFO	$80,525	$75,506	$317,371	$295,880

Weighted average shares outstanding	188,168	176,554	187,251	169,176

FFO per share	$0.46	$0.46	$1.67	$1.66
Normalized FFO per share	$0.43	$0.43	$1.69	$1.75

(1)         SNH calculates FFO and Normalized FFO as shown above.  FFO is calculated on the basis defined by The National Association of Real Estate Investment Trusts, or NAREIT, which is net income, calculated in accordance with GAAP, excluding any gain or loss on sale of properties and impairment of real estate assets, plus real estate depreciation and amortization, as well as certain other adjustments currently not applicable to these calculations.  SNH’s calculation of Normalized FFO differs from NAREIT’s definition of FFO because SNH’s includes estimated percentage rent in the period to which it estimates that it relates rather than when it is recognized as income in accordance with GAAP and excludes acquisition related costs, gain or loss on early extinguishment of debt, gain or loss on lease terminations and loss on impairment of intangible assets, if any.  SNH considers FFO and Normalized FFO to be appropriate measures of operating performance for a real estate investment trust, or REIT, along with net income, operating income and cash flow from operating activities.  SNH believes that FFO and Normalized FFO provide useful information to investors because by excluding the effects of certain historical amounts, such as depreciation expense, FFO and Normalized FFO may facilitate a comparison of its operating performance between periods and with other REITs.  FFO and Normalized FFO are among the factors considered by SNH’s Board of Trustees when determining the amount of distributions to its shareholders.  Other factors include, but are not limited to, requirements to maintain its status as a REIT, limitations in its revolving credit facility agreement, term loan agreement, if any, and public debt covenants, the availability of debt and equity capital, SNH’s expectation of its future capital requirements and operating performance and its expected needs and availability of cash to pay its obligations.  FFO and Normalized FFO do not represent cash generated by operating activities in accordance with GAAP and should not be considered as alternatives to net income, operating income or cash flow from operating activities, determined in accordance with GAAP, or as indicators of SNH’s financial performance or liquidity, nor are these measures necessarily indicative of sufficient cash flow to fund all of SNH’s needs.  These measures should be considered in conjunction with net income, operating income and cash flow from operating activities as presented in SNH’s Consolidated Statements of Income and Comprehensive Income and Consolidated Statements of Cash Flows.  Other REITs and real estate companies may calculate FFO and Normalized FFO differently than SNH does.

(2)         In calculating net income in accordance with GAAP, SNH recognizes percentage rental income received for the first, second and third quarters in the fourth quarter, which is when all contingencies are met and the income is earned.  Although SNH defers recognition of this revenue until the fourth quarter for purposes of calculating net income, it includes these estimated amounts in its calculation of Normalized FFO for each quarter of the year.  The fourth quarter Normalized FFO calculation excludes the amounts recognized during the first three quarters.

SENIOR HOUSING PROPERTIES TRUST

CONDENSED CONSOLIDATED BALANCE SHEETS

(amounts in thousands)

(unaudited)

Balance Sheet:

	December 31,	December 31,
	2013	2012
ASSETS
Real estate properties	$5,263,625	$5,019,615
Less accumulated depreciation	(840,760)	(714,687)
	4,422,865	4,304,928
Cash and cash equivalents	39,233	42,382
Restricted cash	12,514	9,432
Deferred financing fees, net	27,975	29,410
Acquired real estate leases and other intangible assets, net	103,494	113,986
Other assets	158,585	247,864
Total assets	$4,764,666	$4,748,002

LIABILITIES AND SHAREHOLDERS’ EQUITY
Unsecured revolving credit facility	$100,000	$190,000
Senior unsecured notes, net of discount	1,093,337	1,092,053
Secured debt and capital leases	699,427	724,477
Accrued interest	15,839	15,757
Assumed real estate lease obligations, net	12,528	13,482
Other liabilities	66,546	65,665
Total liabilities	1,987,677	2,101,434

Total shareholders’ equity	2,776,989	2,646,568
Total liabilities and shareholders’ equity	$4,764,666	$4,748,002

(END)